AMENDMENT NO. 4
TO COLLABORATION AND EXCLUSIVE LICENSE AGREEMENT
This Amendment No. 4 to the Collaboration and Exclusive License Agreement (this “Amendment”) effective as of October 21, 2021 (the “Amendment Date”), is entered into by and between (i) AnaptysBio, Inc., a Delaware corporation, having a place of business at 10770 Wateridge Circle, Suite 210, San Diego, California 92121 (“AnaptysBio”), and (ii) TESARO, Inc., a Delaware corporation, having a place of business at 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02541 (“TESARO US”) and TESARO Development, Ltd., a Bermuda corporation, having its principal office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (together with TESARO US, “TESARO”). Collectively, AnaptysBio and TESARO are referred to as the “Parties” and, individually, as a “Party”.
WHEREAS, the Parties previously entered into that certain Collaboration and Exclusive License Agreement dated as of March 10, 2014, and as amended by Amendment No. 1 dated November 28, 2014, Amendment No. 2 dated February 29, 2016, and Amendment No. 3 dated October 23, 2020 (the “Agreement”);
WHEREAS, with the agreement of the Parties TESARO previously has assumed responsibility to Prosecute and Maintain the AnaptysBio Patents (as defined in the Agreement), and the Parties are in agreement that TESARO should continue to assume such responsibility; and
WHEREAS, the Parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.
NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the Parties hereby agree as follows:
The following language will be added at the end of Section 9.2 of the Agreement relating to Patent Prosecution:
“With respect to the AnaptysBio Patents, it is acknowledged that as agreed by the Parties, TESARO has previously assumed the responsibility to Prosecute and Maintain the AnapytsBio Patents. TESARO will do so at its own expense and shall keep AnaptysBio informed with respect to the Prosecution and Maintenance of the AnaptysBio Patents, and provide prompt notice of all material matters related thereto (including upon AnaptysBio’s request). AnaptysBio shall reasonably cooperate with and assist TESARO in connection with such activities, including without limitation by making scientists and scientific records reasonably available and the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to continue any Prosecution and Maintenance thereof. Should TESARO decide to discontinue Prosecution and Maintenance of any AnaptysBio Patent, TESARO shall inform AnaptysBio of this decision not later than 14 days before the lapse of such AnaptysBio Patent to allow AnaptysBio at its sole discretion to resume Prosecution and Maintenance of such AnaptysBio Patent.”
This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 4 to Collaboration and Exclusive License Agreement to be duly executed by their respective duly authorized representatives effective as of the Amendment Date.
TESARO, INC.
By:/s/ Justin Huang
Name: Justin Huang
Title: President and Secretary
TESARO DEVELOPMENT, LTD.
By:/s/ Justin Huang
Name: Justin Huang
Title: President

ANAPTYSBIO, INC.
By: /s/ Eric Loumeau____________
Name: Eric Loumeau____________
Title: Chief Operating Officer